UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

T-Mobile US, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0836269
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.00001 par value per share 5.50% Mandatory Convertible Preferred Stock, Series A, $0.00001 par value per share	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

T-Mobile US, Inc. (the “Company”) is filing this Form 8-A in connection with the transfer of the listing of its common stock, $0.00001 par value per share (“Common Stock”), and its 5.50% Mandatory Convertible Preferred Stock, Series A, $0.00001 par value per share (“Preferred Stock”), from the New York Stock Exchange to the NASDAQ Global Select Market of The NASDAQ Stock Market LLC (“NASDAQ”).

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock set forth under the caption “Description of Common Stock” and the description of the Preferred Stock set forth under the caption “Description of Mandatory Convertible Preferred Stock”, in each case contained in the prospectus supplement dated December 9, 2014, as filed by the Company with the Securities and Exchange Commission (“SEC”) on December 11, 2014 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the Company’s Registration Statement on Form S-3 (Registration No. 333-192178), which became effective upon filing with the SEC on November 7, 2013, are incorporated herein by reference. The summary descriptions of the Common Stock and Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the exhibits to this Form 8-A, which are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 2, 2013).

3.2	Fifth Amended and Restated Bylaws of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on May 2, 2013).

3.3	Certificate of Designations of 5.50% Mandatory Convertible Preferred Stock, Series A, of T-Mobile US, Inc., dated December 12, 2014 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 15, 2014).

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 99.3 to Amendment No. 1 to the Company’s Form 8-A, filed on May 2, 2013).

4.2	Form of Certificate for the 5.50% Mandatory Convertible Preferred Stock, Series A (included as Exhibit A to Exhibit 3.3 hereto).

4.3	Rights Agreement, dated March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock of MetroPCS Communications, Inc. as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 30, 2007).

4.4	Amendment No. 1 to the Rights Agreement, dated October 3, 2012, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 3, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 26, 2015	T-MOBILE US, INC.

	By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 2, 2013).

3.2	Fifth Amended and Restated Bylaws of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on May 2, 2013).

3.3	Certificate of Designations of 5.50% Mandatory Convertible Preferred Stock, Series A, of T-Mobile US, Inc., dated December 12, 2014 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 15, 2014).

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 99.3 to Amendment No. 1 to the Company’s Form 8-A, filed on May 2, 2013).

4.2	Form of Certificate for the 5.50% Mandatory Convertible Preferred Stock, Series A (included as Exhibit A to Exhibit 3.3 hereto).

4.3	Rights Agreement, dated March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock of MetroPCS Communications, Inc. as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 30, 2007).

4.4	Amendment No. 1 to the Rights Agreement, dated October 3, 2012, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 3, 2012).